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                                                                    Exhibit 99.1


                 Amended and restated effective August 5, 1998

                         KONOVER PROPERTY TRUST, INC.
                             AMENDED AND RESTATED
                      1993 EMPLOYEE STOCK INCENTIVE PLAN


         1. General. This Employee Stock Incentive Plan (the "Plan") provides Eligible Persons (as defined hereafter) with the opportunity to acquire an equity interest in the Company by making available for purchase shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"), through the granting of nontransferable options to purchase Common Stock ("Stock Options"). An Eligible Person is a key employee of Konover Property Trust, Inc., and its subsidiaries or, with respect to non-qualified Stock Options only, (a) such other person, such as a consultant, whose relationship with the Company or its subsidiaries is deemed by the Administrator (as defined hereafter) to be sufficiently important to the Company or its subsidiaries as to warrant receipt by such person of a Stock Option or (b) such person that the Company or Administrator wishes to employ as a key employee of the Company or its subsidiaries for whom the grant of a Stock Option will, in the Administrator's judgment, act as an inducement to such person to accept such employment. An individual grant of Stock Options shall be individually referred to herein as a "Grant".

         It is intended that Eligible Persons may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Stock Options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under
Section 422 of the Code.

         The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Stock Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Stock Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         2. Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to Eligible Persons by encouraging such Eligible
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Persons to acquire new or additional stock ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

         For purposes of the Plan, a "subsidiary corporation" is any corporation fifty percent (50%) or more of the total combined voting power of the outstanding stock of which is directly or indirectly owned by the Company.

         3. Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Company, subject to approval by the holder(s) of a majority of the outstanding shares of voting capital stock of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any Grants made hereunder shall be null and void. However, if the Plan is so approved, no further stockholder approval shall be required with respect to the making of Grants pursuant to the Plan, except as provided in Section 12 hereof.

         4. Administration of the Plan. The Plan shall be administered by a committee selected by the Board of Directors of the Company (the "Board") by majority vote and composed of no fewer than two (2) members of the Board (such committee, the "Administrator"). No person shall be appointed to the Administrator who, during the one-year period immediately preceding such person's appointment to the Administrator, has received any Grants under the Plan or any similar stock option or stock incentive plan, other than a formula-based plan, maintained by the Company or any subsidiary corporation. A member of the Administrator shall not be eligible to participate in the Plan while serving on the Administrator.

         Subject to the terms and conditions of the Plan, the Administrator shall be authorized and empowered:

                 (a)   To select Eligible Persons to whom Grants may be made;

                 (b) To determine the number of shares of Common Stock to be covered by any Grant;

                 (c) To prescribe the terms and conditions of any Grants made under the Plan, and the form(s) and agreement(s) used in connection with such Grants;

                 (d) To determine the time or times when Stock Options will be granted and when they will terminate in whole or in part;

                 (e) To determine the time or times when Stock Options that are granted may be exercised;

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                 (f)   To determine, at the time a Stock Option is granted under
     the Plan to an Eligible Person, whether such Stock Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code; and

                 (g) To establish any other Stock Option agreement provisions not inconsistent with the terms and conditions of the Plan and, where the Stock Option is an Incentive Stock Option, with the terms and conditions of
     Section 422 of the Code.

         The Administrator may, in its discretion and consistent with the requirements of Section 16b and Rule 16b-3 under the Exchange Act, the requirements of other applicable law, and the terms of any Grant made hereunder, amend, modify, or waive the provisions of any Grant or the terms of any provision of this Plan as they apply to the exercise of any Grant; provided, however, that no such amendment, modification or waiver shall, without the optionee's written consent, (a) adversely alter or impair any rights of the optionee or obligations to the optionee under a Grant or this Plan or (b) have an adverse impact on the optionee's exercise of the Grant under Rule 16b-3 or the tax laws of the United States.

         5. Persons Eligible for Grants. Grants may be made from time to time to those Eligible Persons who are designated by the Administrator in its sole and exclusive discretion. Eligible Persons who are employees may include, but shall not necessarily be limited to, officers of the Company and any subsidiary corporation, excluding members of the Administrator. The Administrator may grant more than one Stock Option to the same Eligible Person. No Stock Option shall be granted to any Eligible Person during any period of time when such Eligible Person is on a leave of absence.

         6. Shares Subject to the Plan. The shares to be issued pursuant to any Grant made under the Plan shall be Common Stock. Either Common Stock held as treasury stock or authorized and unissued Common Stock, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Administrator shall from time to time determine.

         Subject to the provisions of the next succeeding paragraph of this
Section 6, the aggregate number of shares of Common Stock that can be actually issued under the Plan shall be 2,800,000.

         If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of shares of Common Stock are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation,

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merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised Stock Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share of Common Stock shall be exchanged; and (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Administrator shall be entitled in the event of any such increase, decrease or exchange of Common Stock to make other adjustments to the securities subject to a Stock Option, to the provisions of the Plan, and to any related Stock Option agreements (including adjustments which may provide for the elimination of fractional shares), where necessary (under Section 422(a)(2) of the Code or otherwise) to preserve the terms and conditions of any Grants hereunder.

         7.    Stock Option Provisions.

               (a) General. The Administrator may grant to Eligible Persons (also referred to as "optionees") nontransferable Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify. However, any Stock Option which is an Incentive Stock Option shall only be granted to employees and shall only be granted within 10 years from the earlier of (i) the date this Plan is adopted by the Board of Directors of the Company and (ii) the date this Plan is approved by the stockholder(s) of the Company.

               (b) Stock Option Price. The option price per Common Share which may be purchased under an Incentive Stock Option granted under the Plan shall be determined by the Administrator at the time of Grant, but shall not be less than one hundred percent (100%) of the Fair Market Value (as defined below) of a Common Share, determined as of the date such Option is granted; however, if an Eligible Person to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner" as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "Substantial Stockholder"), the price per share of Common Stock of such Option, as determined by the Administrator, shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date such Option is granted. The option price per share of Common Stock under each Stock Option granted pursuant to the Plan which is a Non-qualified Stock Option shall be determined by the Administrator at the time of Grant, but shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock, determined as of the date such Option is granted. The day on which the

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     Administrator approves the granting of a Stock Option shall be Considered the date on which such Option is granted. Notwithstanding the foregoing provisions of this Section 7(b), with respect to Grants made within one year following the date on which Common Stock is sold pursuant to the Company's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended (the "IPO"), in no event shall the option price per share of Common Stock be less than the price at which such shares are sold to the public in the IPO (subject to equitable adjustment for stock splits, combinations, stock dividends and recapitalizations).

                    (c) Fair Market Value. The "Fair Market Value" of a share of Common Stock as of a given date shall be (in order of applicability):

                             (i) the closing price of a share of Common Stock on the principal exchange on which the Common Stock is then trading, if any, on the day immediately prior to such date, or if Common Stock was not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or

                             (ii) if Common Stock is not traded on an exchange but are quoted on NASDAQ or a successor quotation system,

                                   (A) the last sale price (if Common Stock is
                        then listed as a National Market Issue under the NASD National Market System) or

                                   (B) if Common Stock is not then so listed,
                        the mean between the closing representative bid and asked prices for Common Stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or

                             (iii) if Common Stock is not publicly traded on an
               exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Stock, on the day previous to such date, as determined in good faith by the Administrator; or

                             (iv) if Common Stock is not publicly traded, the fair market value established by the Administrator acting in good faith.


                        (d) Period of Stock Option. The Administrator shall determine when each Stock Option is to expire. However, no

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     Incentive Stock Option shall be exercisable after the expiration of ten
     (10) years from the date on which such Option is granted. Further, no Incentive Stock granted to an Eligible Person who is a Substantial Stockholder the time of the grant of such Stock Option shall be exercisable after the expiration of five (5) years from the date of grant of such Stock Option. Subject to Section 9 hereof, in the event of (i) the death or permanent and total disability of an Eligible Person, (ii) the retirement of an Eligible Person who is an employee, or (iii) a Change in Control as defined in Section 9, the Stock Options held by such Eligible Person shall be automatically and immediately vested and exercisable. Notwithstanding any other provision hereof to the contrary, no Stock Option may be exercised until there has been filed with the Securities and Exchange Commission an effective registration statement on Form S-8 (or such other form as the Company shall deem necessary) with respect to the Common Stock issuable upon exercise of such Stock Options.

                    (e) Limitation on Exercise and Transfer of Stock Options. Only the Eligible Person to whom a Stock Option is granted may exercise such Option, except where a guardian or other legal representative has been duly appointed for such Eligible Person, and except as otherwise provided in the case of such Eligible Person's death. No Stock Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.

                    (f) Employment, Holding Period Requirements For Certain Options. The Administrator may condition any Stock Option granted hereunder to an Eligible Person who is an employee upon the continued employment of the optionee by the Company or by a subsidiary corporation. However, the Administrator will require that, from and after the date of grant of any Incentive Stock Option granted hereunder until the day three (3) months prior to the date such Option is exercised, such optionee must be an employee of the Company or of a subsidiary corporation, but always subject to the right of the Company or any such subsidiary corporation to terminate such optionee's employment during such period (except if the optionee's employment is terminated due to death or permanent and total disability, in which event such period shall be one year). Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Administrator. Upon compliance with any condition or requirement imposed by the Administrator pursuant the foregoing, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.

                    (g)  Payment of Stock Option Price; Cashless

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     Exercise.

                         (i) A Stock Option may be exercised by an optionee giving written notice to the Company of his intention exercise the same, accompanied by full payment of the purchase price in cash or by check, or, with the consent of the Administrator, in whole or in part with a surrender of previously acquired Common Stock having a Fair Market Value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The date on which payment is received by the Company shall be the date of exercise of the Stock Option.

                         (ii) A Stock Option may be exercised by an optionee giving written notice to the Company of his intention to exercise the same, provided that within five business days of the delivery of such notice the funds to pay for exercise of the Stock Option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the shares underlying the Stock Option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the Stock Option. The latter of the dates on which such notice and payment are received by the Company shall be the date of exercise of the Stock Option. In connection with any such exercise, the Company will provide a copy of the notice of exercise of the Stock Option to the aforesaid broker upon receipt by the Company of such notice and will deliver to such broker, within five business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of Common Stock underlying the Stock Option that have been sold by such broker for the optionee.

                         (iii) The Administrator may, in its sole discretion,
               approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any Stock Option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any share of Common Stock issued in connection with the exercise of a Stock Option not to be a fully paid and non-assessable share of Common Stock.

                 (h) Cancellation and Replacement of Stock Options and Related Rights. The Administrator may at any time or from time to time permit the voluntary surrender by an optionee who is the holder of any outstanding Stock Options under the Plan, where such surrender is conditioned upon the granting to such optionee

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     of new Stock Options for such number of shares as the shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Stock Options. The Administrator shall determine the terms and conditions of new Stock Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and of the Stock Options surrendered. Any such new Stock Options shall be subject to all the relevant provisions of this Plan. The Common Stock subject to any Stock Option so surrendered shall no longer be charged against the limitation provided in Section 6 of this Plan and may again become shares subject to the Plan. The granting of new Stock Options in connection with the surrender of outstanding Stock Options under this Plan shall be considered for the purposes of the Plan as the granting of new Stock Options and not an alteration, amendment or modification of the Plan or of the Stock options being surrendered.

               (i) Withholding of Taxes. The Administrator may, in its sole discretion, require, as a condition to any Grant or to the delivery of certificates for shares issued hereunder, that the optionee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any Grant or any delivery of Common Stock upon exercise hereof. The Administrator, in its sole discretion, may permit optionees to pay such taxes through the withholding of Common Stock otherwise deliverable to such optionee in connection with such Grant or the delivery to the Company of Common Stock otherwise acquired by the optionee. The Fair Market Value of Common Stock withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this Section 7(j) shall be determined on the date such Common Stock are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary, bonus, severance or insurance proceeds) otherwise due to an optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any Grant or to the delivery of Common Stock under the Plan, or to retain or sell without notice a sufficient number of shares of Common Stock to be issued to such optionee to cover any such taxes, provided that the Company shall not sell any such Common Stock if such sale would be considered a sale by such optionee for purposes of
     Section 16 of the Exchange Act.

               (j) Limitation on Exercisable Incentive Stock Options. The aggregate fair market value of the Common Stock first becoming subject to exercise as Incentive Stock Options by an optionee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a

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     parent or subsidiary corporation thereof.

          8. Termination of Employment. If an Eligible Person who is an employee ceases to be an employee of the Company or any subsidiary corporation, for a reason other than death, retirement, "permanent and total disability" (as defined below) or termination "without cause" (as defined below), his Stock Options shall, unless extended by the Administrator on or before his date of termination of employment, terminate on the effective date of such termination of employment. Neither such Eligible Person nor any other person shall have any right after such date to exercise all or any part of his Stock Options.

          If termination of employment of an Eligible Person who is an employee is due to death or permanent and total disability, all Stock Options held by such Eligible Person shall become immediately and automatically vested and exercisable.

          If termination of employment of an Eligible Person who is an employee is due to death or permanent and total disability or is without cause, then outstanding Stock Options (to the extent, but only to the extent, that such Stock Options are vested on the date of termination, or, in the case of death or permanent and total disability, become immediately and automatically vested and exercisable pursuant to the foregoing sentence) may be exercised within the one
(1) year period ending on the anniversary of such death, permanent and total disability or termination without cause (except that, with respect to Incentive Stock Options held by an Eligible Person whose employment is terminated without cause, such Options must be exercised within three months of the date of such termination). In the event of the permanent and total disability of an Eligible Person who is not an employee on the effective date of any Stock Option granted to him, such Option may be exercised within the one (1) year period ending on the anniversary of such permanent and total disability. In the case of death of any Eligible Person, the Eligible Person's outstanding Stock Options shall be exercised by such Eligible Person's estate, or the person designated by such Eligible Person by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option be exercisable after the expiration of the option period, and in the case of exercises made after an Eligible Person's death, not to any greater extent than such Eligible Person would have been entitled to exercise such Option at the time of his death after giving effect to the immediately preceding paragraph.

          Subject to the discretion of the Administrator, in the event an Eligible Person who is an employee terminates employment with the Company and all subsidiary corporations because of normal or early retirement under any pension plan or retirement plan hereafter adopted by the Company, any then-outstanding Stock Options held by such Eligible Person shall lapse at the end of the term of such Stock Option or within three (3) months of the date of retirement, whichever first occurs.

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          For purposes hereof, "permanent and total disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. For purposes hereof, termination "without cause" means termination of the employee's employment by the Company for reasons other than (i) conviction of the employee for a felony or for any crime or offense lesser than a felony involving the property of the Company or a subsidiary corporation or affiliate of the Company;
(ii) conduct by the employee that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise, as evidenced by a final determination of a court or governmental agency of competent jurisdiction in effect after exhaustion or lapse of all rights of appeal; or (iii) gross dereliction of duty or other grave misconduct by the employee, as determined in good faith by the Company.

          In the event an Eligible Person who is an employee is granted a leave of absence by the Company or such subsidiary corporation to enter military service or because of sickness, his employment with the Company or such subsidiary corporation shall not be considered terminated, and he shall be deemed an employee of the Company or such subsidiary corporation during such leave of absence or any extension thereof granted by the Company or such subsidiary corporation.

          9. Change of Control. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options granted under this Plan shall become immediately vested and exercisable in full.

          For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 25% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person (except (A) J. Dixon Fleming, Jr., his siblings, David A. Hodson, John M. Slocum, Connell L. Radcliff and R. Kenneth Langston; (B) their respective spouses and lineal descendants; (C) any trust or other fiduciary solely for the benefit of any of the persons described in clauses (A) and (B); or (D) any entity controlled, directly or indirectly, by any of the persons described in clauses (A) through (C)), within the meaning of
Section 3(a)(9) or Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, twenty-five percent (25%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes of this Plan,

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ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) of the Exchange Act.

          10. Amendments to the Plan. The Administrator is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Administrator may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of the stockholders, shall any action of the Administrator or the Board of Directors result in:

                    (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

                    (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares of Common Stock that may be made subject to Grants under the Plan;

                    (c) Materially increasing the benefits accruing to participants under this Plan;

                    (d) reduce the minimum option price requirements of Section 7(b); or

                    (e) modify the Plan in any manner requiring stockholder approval under Rule 16b-3 under the Exchange Act, as Rule may be amended from time to time; except to conform this Plan and any agreements made hereunder to changes required by the Code or by governing law.

          11. Investment Representation, Approvals and Listing. The Administrator may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following or any substantially similar investment representation from the optionee:

          "I agree that any Common Stock of Konover Property Trust, Inc. which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Stock has become effective so as to permit the sale or other disposition of said Common Stock by me; or (ii) there is presented to Konover Property Trust, Inc. an opinion of counsel satisfactory to Konover Property Trust, Inc. to the effect that the sale or other proposed disposition of said Common Stock by me may lawfully be made otherwise than pursuant to an effective registration statement or post-

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          effective amendment to a registration statement relating to the said stock under the Securities Act of 1933, as amended."

          The Company shall not issue any certificate or certificates for Common Stock upon the exercise of any Stock Option granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such stock to listing on any national securities exchange on which the Common Stock may be listed; (iii) the completion of any registration or other qualifications of the Common Stock under any state or federal law or ruling or regulations of any governmental body which the Administrator shall, in its sole discretion, determine to be necessary or advisable or the determination by the Administrator, in its sole discretion, that any registration or other qualification of the Common Stock is not necessary or advisable; or (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Administrator, in its sole discretion, shall determine to be adequate.

          12. General Provisions. The form and substance of Stock Option agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any Stock Option agreement shall confer upon any Eligible Person who is an employee any right to continue in the employ of the Company or any of the Company's subsidiary corporations or affiliates or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement shall be construed as entitling any optionee to any rights of a stockholder as a result of the grant of a Stock Option, until such time as Common Stock is actually issued to such optionee pursuant to the exercise of such Option. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any Eligible Person (or other party acting on his behalf or in his stead) with respect to any loss, cost or expense which such person or party may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Stock pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Plan. All references to employee or key employee herein refer to an employee of the Company or a subsidiary corporation.

          13. Provisions Applicable Solely to Insiders. The following provisions shall apply only to persons who are subject to Section 16

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

of the Exchange Act with respect to securities of the Company ("Insiders"), and shall apply to Insiders notwithstanding any provision of the Plan to the contrary:

                    (a) No Insider shall be permitted to transfer any security of the Company acquired by him, except to the extent permitted by 17 C.F.R. ss.240.16a-2(d)(1), upon the exercise of any Stock Option, until at least six months and one day after the later of (i) the day on which such Stock Option is granted to the Insider or (ii) the day on which the exercise or conversion price of such security is fixed.

                    (b) An Insider may elect to have stock withheld from a Grant or tender stock to the Company in order to satisfy any applicable tax withholding consequences of a Grant only during the period beginning on the third business day following the date on which the Company releases the financial information specified in 17 C.F.R. ss.240.16b- 3(e)(1)(ii) and ending on the twelfth business day following such date. Notwithstanding the foregoing, an Insider may elect to have stock withheld from a Grant in order to satisfy any applicable tax withholding consequences thereof by providing the Company with a written election to so withhold at least six months in advance of the withholding of stock otherwise issuable upon exercise of a Stock Option.

          14. Termination of the Plan. The Plan shall terminate on March 30, 2003. Thereafter, no Stock Options shall be granted hereunder. All Stock Options outstanding at the time of termination of the Plan shall continue in full force and effect according to their terms and the terms and conditions of the Plan.

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